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                                                                    Exhibit 99.J



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 84 to the registration statement on Form N-1A (`Registration Statement') of our report dated December 20, 2000, relating to the financial statements and financial highlights which appear in the October 31, 2000 Annual Report to Shareholders of International Equity Fund (formerly BT Investment International Equity Fund), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings `Financial Highlights' and `Independent Accountants' in such Registration Statement.



PricewaterhouseCoopers LLP
Baltimore, Maryland
June 28, 2001